UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

Penford Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado	80112-3932
(Address of principal executive offices	(Zip Code)

303-649-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The Registrant’s Fourth Amended and Restated Credit Agreement was amended effective March 21, 2014. A copy of the amendment is attached to this Form 8-K as Exhibit 10.1.

This amendment waives certain requirements in connection with the Registrant’s acquisition of the assets of Gum Technology, an Arizona close corporation, and adjusts the total leverage ratio and capital expenditure covenants in the Fourth Amended and Restated Credit Agreement among the Registrant and Bank of Montreal, as a lender and administrative agent, and the following additional lenders: Rabobank Nederland (New York Branch), JPMorgan Chase Bank N.A., KeyBank National Association, First Midwest Bank, Private Bank and Trust Company, Greenstone Farm Credit Services ACA/FLCA, and Bank of America, N.A. Reference is made to the amendment attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Fourth Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation
(Registrant)

March 25, 2014	/s/ Steven O. Cordier
Steven O. Cordier Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Fourth Amended and Restated Credit Agreement